Exhibit (l)(2)

Consent of Independent Auditors

We hereby consent to the incorporation by reference in the Post-Effective Amendments No. 15 and No. 126 to the Registration Statements on Form N-4 (No. 333-205718 and No. 811-22726) (the “Registration Statement”) of our report dated March 23, 2021 relating to the financial statements of Forethought Life Insurance Company.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

April 25, 2023